EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 18th day of December, 2009

BETWEEN:

PETER RUXTON

(hereinafter referred to as the "Employee")

OF THE FIRST PART

AND

GENTOR RESOURCES, INC.

(hereinafter referred to as the "Corporation")

OF THE SECOND PART

WHEREAS the Corporation desires to retain  the Employee to provide the Services  described in this Agreement;

AND WHEREAS the Employee desires to perform the Services for the Corporation;

NOW THEREFORE in consideration of the mutual promises and covenants contained  in this Agreement, the parties hereto agree as follows:

1.

Definitions

1

In this Agreement:

(a)

"Agreement" means this Agreement, all schedules attached, and any amendments made to the foregoing;

(b)

"Base Salary" means One Hundred and Ten Thousand United Kingdom Pounds (£110,000) per annum;

(c)

"Board of Directors" means the board of directors of the Corporation;

(d)

"Cause for Termination" means:

(i)

the failure by the Employee to perform, observe or comply with any term,  condition or obligation required under this Agreement, including the requirement to provide the Services, if such failure has continued for a period ten (10) days after written notice of such failure has been given by  the Corporation to the Employee; or

(ii)

the engaging by the Employee in any act that is injurious to the  Corporation, monetarily or otherwise; or

(iii)

the engaging by the Employee in any criminal act of dishonesty resulting  or intended to result directly or indirectly in personal gain of the Employee  at the Corporation's expense; or

(iv)

the engaging by the Employee in any act whereby the Employee makes  any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining  the prior written consent of the  Corporation; or

(v)

notwithstanding (i) above, a breach by the Employee of the provisions of  Section 6.1 at any time; or

(vi)

such other cause for termination recognized by law;

(e)

"Confidential Information" means collectively the confidential information of the Corporation and includes but is not limited to information: concerning the Corporation's assets, drilling results, exploration results and other technical data; concerning the present and contemplated business and prospects of the  Corporation; concerning financial information, contracts, pending financings and  other transactions of the Corporation; concerning the existence of this Agreement,  its contents and negotiations between the parties; concerning employees of the Corporation or applicants for employment with the Corporation, their names and  addresses; and concerning all other information which may not have been made public by the Corporation.  For the purposes of this definition, Corporation shall be defined to include Gentor Resources, Inc. and all of its affiliated and related  entities;

(f)

"Date of Termination" means the earlier of:

(i)

the expiry of the Term; and

(ii)

the date of termination of this Agreement pursuant to Section 7;

(g)

"Other Benefits" has the meaning ascribed thereto in Schedule "A";

(h)

"Person" means a natural person, firm, trust, partnership, association, corporation, syndicate, government or governmental board or agency;

(i)

"Services" means the services provided by the Employee to the Corporation as described under Section 3.1; and

(j)

"Term" means the term of this Agreement set out in Section 2.1.

(ii)

In this Agreement (including the Schedule hereto), references to "£" are to United Kingdom pounds.

2.

Term

1

Subject to earlier termination as hereinafter provided, the term of this Agreement shall  commence on January 1, 2010 and shall continue for a period of twenty-four (24) months.  The extension of the term will be discussed at the end of the said twenty-four (24) month period. Any extension shall be subject to the mutual written agreement of both parties hereto.

3.

Duties of Employee

1

The Employee agrees to use best efforts to enhance and improve the business and profile  of the Corporation and shall, without limiting the generality of the foregoing, provide the  following services to the Corporation:

(a)

the services described in Schedule "A"; and

(b)

act honestly, in good faith and in the best interests of the Corporation and exercise  the degree of diligence and responsibility that a person having the Employee's  expertise and knowledge of the affairs of the Corporation would reasonably be  expected to exercise in comparable circumstances.

The Employee's services hereunder shall be performed at locations to be designated by the Corporation from time to time.

The Corporation acknowledges that the Employee has advised the Corporation that the  Employee is currently, and intends to continue as, a non-executive director of Platmin Ltd, a non-executive Chairman of Central China Goldfields plc and a Partner of Tembo Capital LLP.

4.

Reporting Procedures

1

The Employee shall report to the Board of Directors or its designate.  Except as may be specifically provided in Schedule "A", the Employee shall report fully, on a monthly basis, on  the status of the Services and results obtained and advise to the best of the Employee's ability in accordance with reasonable business standards on matters affecting the Corporation that may  arise from time to time during the Term.

5.

Remuneration

1

As remuneration for the Services provided by the Employee, the Corporation shall:

(a)

pay to the Employee the Base Salary (less any required withholding taxes and  other statutory deductions) and provide to the Employee the Other Benefits, all in  accordance with Schedule "A"; and

(b)

reimburse the Employee for all reasonable expenses incurred by the Employee  while rendering Services, provided that the Employee supplies the Corporation  with vouchers, receipts, invoices or other reasonable details  in respect of any  expenses for which the Employee desires to be reimbursed by the Corporation.  Notwithstanding the foregoing, where expenses are to be incurred, such expenses  must have the prior approval of the Corporation before being incurred.

2

The Employee will be responsible for all income taxes payable in respect of the Services.

6.

Non-Solicitation and Confidentiality

1

The Employee acknowledges that the Employee has and will be entrusted with Confidential Information. The Employee acknowledges that the Confidential Information may be disclosed verbally or in writing at any time to the Employee and that disclosure of any of the Confidential Information to competitors of the Corporation or to the general public would be highly detrimental to the best interests of the Corporation.  The Employee further acknowledges that the right to maintain confidential the Confidential Information constitutes a proprietary right that the Corporation is entitled to protect. Accordingly:

(a)

the Employee covenants and agrees with the Corporation that the Employee will  not disclose any of the Confidential Information to any Person nor shall the  Employee use the same for any purposes other than those of the Corporation;

(b)

the Employee, covenants and agrees with the Corporation that during the Term  and at any time during a one (1) year period following the Date of Termination  the Employee will not, either individually or in conjunction with any Person,  induce any employee of the Corporation to leave the employ of the Corporation or  to become employed by any Person other than the Corporation;

(c)

the Employee shall cause any copies  or reproductions of the Confidential  Information made by the Employee to bear the copyright or proprietary notices  contained in the original;

(d)

the Employee shall, upon completion of the Services, upon termination of the  Employee's engagement hereunder, or upon demand, whichever is earliest, return  to the Corporation any and all Confidential Information, including any copies or  reproductions, in the Employee's possession or control; and

(e)

the Employee shall promptly advise the Corporation if the Employee learns of any  unauthorized use or disclosure of Confidential Information, and the Employee  shall provide to the Corporation complete details regarding same.

2

The Employee acknowledges that the breach or threatened breach of the obligations under this Article 6 by the Employee will give rise to irreparable injury to the Corporation, which injury will be inadequately compensable in money damages.  Accordingly, the Corporation may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available.  The Employee further acknowledges and agrees that the covenants and agreements contained in this  Article are necessary for the protection of the Corporation's legitimate business interests and are reasonable in scope and content.

3

For the purposes of this Article 6, "Corporation" shall be defined to include Gentor Resources, Inc. and all of its affiliated and related companies.

7.

Termination

1

The Employee may terminate this Agreement at any time by giving the Corporation three (3) months' advance notice in writing.

2

The Corporation may terminate this Agreement at any time by giving the Employee three (3) months' advance notice in writing.

3

The Corporation may terminate this Agreement effective immediately in the event of the happening of a Cause for Termination.

4

The provisions of Article 6 shall survive the termination or expiration of this Agreement until the parties hereto mutually agree to the release of such obligations.

8.

Notice

1

All notices under this Agreement to the Employee shall be given by e-mail at the following e-mail address:

E-mail address:  PRuxton@tembocapital.com

All such notices are deemed to be received on the day the e-mail is sent.

All notices under this Agreement to the Corporation shall be given by fax at the following fax number and shall be to the attention of the Chief Financial Officer of the Corporation:

Fax number:  +1 416 366 7722

All such notices are deemed to be received on the day the fax is sent provided that receipt of such fax has been confirmed to the sender.

Any party hereto may designate a different e-mail address or fax number, as applicable, for notices in accordance with this Section.

9.

Assignment

1

This Agreement shall not be assignable by the Employee without the prior written consent of the Corporation.  This Agreement shall operate to the benefit of and be binding upon the Employee and the Corporation and their permitted assigns.

10.

Governing Law

1

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Canadian province of Ontario and the laws of Canada applicable therein.

11.

Attornment

1

The Corporation and the Employee each hereby attorn to the jurisdiction of the courts of the Canadian province of Ontario provided that nothing herein contained shall prevent the Corporation from proceeding at its election against the Employee in the courts of any other  province or country.

12.

Waiver of Performance

1

The Employee and the Corporation may, in writing, extend the time for performance or waive non-compliance or non-performance by the other of the other's obligations, covenants and agreements under this Agreement.  No act or failure to act of the Employee or the Corporation shall be deemed to be an extension or waiver of timely or strict performance by the other of  his/its obligations, covenants and agreements under this Agreement.

13.

Time of Essence

1

Time is and shall always remain the essence of this Agreement.

14.

Entire Agreement

1

This Agreement constitutes the entire understanding and agreement between the parties hereto, and supersedes all prior oral or written representations, understandings or agreements  between the parties hereto with respect to engaging the Employee or the provision of Services by the Employee to the Corporation.

15.

Severability

1

If any provision of this Agreement is or becomes illegal, invalid or unenforceable such  provision shall be restricted in order to render it legal, valid and enforceable or shall be severed  from the Agreement so as not to affect the validity or enforceability of the remainder of this  Agreement.

16.

Compliance with Law

1

The Employee agrees to comply with all applicable laws, ordinances, regulations and codes in performance of the  Employee's obligations under this Agreement.  The Employee further agrees to hold harmless and indemnify the Corporation or the appropriate subsidiary or affiliate of the Corporation against any loss or damage, including reasonable solicitors' fees, that  may be sustained by reason of the failure of Employee to comply with any laws, ordinances, regulations or codes.

17.

Amendments

1

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto.

18.

Independent Legal Advice

1

The parties hereto hereby represent and warrant to each other and acknowledge and agree  that they have had the opportunity to seek and were not prevented nor discouraged from seeking  independent legal advice prior to the delivery of this Agreement and that, in the event that they did not avail themselves of that opportunity prior to signing this Agreement, they did so  voluntarily without any undue pressure and agree that their failure to obtain independent legal  advice shall not be used by them as a defence to the enforcement of their obligations under this  Agreement.

19.

Schedule

1

The parties hereto acknowledge that Schedule "A" forms a part of this Agreement and is incorporated herein by reference.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

GENTOR RESOURCES, INC.

Per: /s/Arnold T. Kondrat

____________________________________________________

Name: Arnold T. Kondrat

Title: Executive Vice President

SIGNED, SEALED

]
AND DELIVERED

]
in the presence of

]

/s/Peter Ruxton

____________________________________________________

     PETER RUXTON

SCHEDULE "A"

1.

Scope of Services

The Services shall be provided on a full time basis during the Term and shall consist of  the following:

•

work with the Board of Directors to develop and implement an appropriate strategy for  growing value for the Corporation;

•

secure or assist in securing (a) an additional two exploration blocks in Oman, and (b) the Cyprus copper opportunity, in each case on optimal terms for the Corporation;

•

develop, implement and oversee appropriate exploration programs for the Corporation's projects in Oman and Cyprus, including preparing the respective budgets for such programs in conjunction with the Corporation's management team;

•

recruit the appropriate management and personnel to carry out the said exploration programs;

•

establish and oversee the management of an office in each of Oman and Cyprus in furtherance of the foregoing;

•

participate in international "road-shows" when required;

•

assist with the Corporation's financings from a CEO/technical perspective;

•

present at conferences on either the Corporation or relevant topics within the Corporation's industry that will add credibility to the Corporation, as and when appropriate; and

•

implement appropriate strategies and programs to manage the socio-political developments for the Corporation to operate in Oman and Cyprus.

To facilitate the provision of Services, the Corporation shall appoint the Employee to the offices  of Chief Executive Officer and President of the Corporation to serve at the pleasure of the Board  of Directors.

2.

Remuneration for Services

The Corporation agrees to pay the Employee the Base Salary in monthly instalments of Nine Thousand One Hundred and Sixty-Seven United Kingdom Pounds (£9,167) payable in arrears on the last day of the month.  The Corporation also agrees to provide the following benefits to the Employee (the "Other Benefits"):

(a)

Stock options to purchase an aggregate of 300,000 common shares of the Corporation, such stock options to be granted pursuant to the terms of the Corporation's Stock Option Plan, to have a five year term (subject to earlier termination in accordance with the said Plan) and to have such exercise price as is determined by the Board of Directors in its sole discretion upon granting the stock options.

(b)

An annual performance bonus of up to 35% of the Base Salary, if deemed advisable by,  and subject to such terms as determined by, the Board of Directors in its sole discretion.

(c)

The Corporation shall provide for the Employee while in employment with the Corporation such medical and evacuation insurance coverage which the Corporation may have in place from time to time generally for employees of the Corporation.  The Employee hereby consents to a medical officer making a full report to the Corporation upon any medical examination that may be required under the terms of any medical insurance scheme.

(d)

Paid leave for all statutory and public holidays normally observed in England and for a  further 30 working days' (Monday to Friday) in respect of each completed year of service; such  period of leave to be proportionately reduced if this Agreement is terminated prior to the end of  the Term.